EXHIBIT 3.17
CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY
Company No. 5157158
The Registrar of Companies for England and Wales hereby certifies that SYSCON JUSTICE SYSTEMS INTERNATIONAL LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.
Given at Companies House, Cardiff, the 18th June 2004
— for the record —
The above information was communicated in non-legible form and authenticated by the
Registrar of Companies under section 710A of the Companies Act 1985